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                                                                   EXHIBIT 10.26
                              EMPLOYMENT AGREEMENT


                   THIS EMPLOYMENT AGREEMENT is made as of November 16, 1998, by and between MURDOCK COMMUNICATIONS CORPORATION, an Iowa corporation (the "Corporation"), and PAUL TUNINK (the "Employee").

                                    RECITALS

                   The Corporation and the Employee acknowledge the following:

                   A. The Employee has valuable expertise and experience which will enable him to provide valuable business and management services to the Corporation.

                   B. The Corporation desires to assure itself of the Employee's services and the Employee desires to make his services available to the Corporation on the terms and conditions set forth below.

                                   AGREEMENTS

                   In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                   1. Employment. The Corporation employs the Employee and the Employee accepts employment with the Corporation on the terms and conditions set forth in this Agreement.

                   2. Term. The original term of the Employee's employment hereunder shall commence on the date of this Agreement and continue until November 30, 1999, and renew automatically from year to year thereafter, unless terminated earlier pursuant to paragraph 6 of this Agreement or unless written notice is given by either party to the other at least 90 days before the end of the original term or any renewal term that such employment shall cease as of the end of such term (the "Employment Period").

                   3. Duties. The Employee will initially serve as the Corporation's Vice President and Chief Financial Officer and will perform the duties specified in the Corporation's By-Laws and specified by the Board of Directors from time to time. The Employee will devote his entire business time, effort, skill and attention to such employment.



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                   4.   Compensation.

                        (a) Base Salary. The Employee shall receive a base annual salary of $128,000, payable in accordance with the customary payroll practices of the Corporation ("Base Salary").

                        (b) Salary Adjustment. The Employee's Base Salary shall in no event be decreased. The Compensation Committee of the Board of Directors (the "Compensation Committee") will review at least annually the Employee's Base Salary to determine whether it should be increased.

                        (c) Incentive Bonus. During the term of this Agreement, the Employee will be eligible to participate in the Corporation's incentive compensation program. The Employee will be eligible for an annual incentive bonus of up to 35% of the Employee's Base Salary in 1999, increasing up to 50% in the year 2000 and in every year thereafter. The terms and conditions of such incentive bonus, including the amount of any bonus payable to the Employee and the performance objectives to be met for a bonus to be paid, will be in the sole discretion of the Compensation Committee.

                        (d) Stock Options. The Corporation will issue to the Employee 75,000 nonqualified stock option shares at the closing price of such stock on November 16, 1998. The terms and conditions of such issuance are set forth in the Nonqualified Stock Option Grant Agreement attached hereto.

                        (e) Relocation Expenses. The Corporation will reimburse the Employee for "Approved Relocation Expenses" incurred by the Employee in moving his immediate family and their personal property from Omaha, Nebraska to the Cedar Rapids, Iowa area. For the purposes of this Agreement, "Approved Relocation Expenses" shall mean commissions necessary to sell the Employee's home in Omaha, Nebraska, all reasonable and necessary moving expenses and reasonable temporary housing costs in the Cedar Rapids area prior to the culmination of the Employee's move to the Cedar Rapids area. The Corporation will increase, when necessary, the amount of those Approved Relocation Expenses that are taxable as personal compensation in order to offset any tax consequences to the Employee of such expenses. If the Employee voluntarily terminates his employment with the Corporation at any time before the Employee's completion of one year of employment, the Employee shall reimburse the Corporation for all Approved Relocation Expenses previously paid to the Employee.


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                   5.   Fringe Benefits.

                        (a) Group Insurance. The Employee will be eligible to participate in the Corporation's group insurance programs on the same terms and conditions as are available to other employees of the Corporation generally.

                        (b) Vacation. The Employee will be entitled to receive three weeks of paid vacation in 1999 and four weeks of paid vacation in the year 2000 and in every year thereafter. Such vacation shall be taken at such times and in such intervals as are mutually acceptable to the Employee and the Corporation.

                        (c) Generally. In addition to the benefits described above, the Corporation will provide the Employee with the same fringe benefits as are enjoyed by other employees of the Corporation generally.

                   6. Termination of Employment. If the Employee's employment is terminated by the Corporation for any reason, including but not limited to the expiration or nonrenewal of this Agreement, except for termination for "Cause," the Employee (or if the Employee dies, his heirs or beneficiaries) will be entitled to receive, as his exclusive severance benefits, the following:

                        (a) Health Insurance. The Employee will continue to receive health insurance benefits under the same terms and conditions as received prior to termination until the earlier of the Employee's procurement of new employment with comparable health insurance benefits or the expiration of a period of one year after the date of such termination.

                        (b) Base Salary. The Employee will continue to receive his then Base Salary for a period of one year after the date of such termination.

                        For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events, as determined in the sole discretion of the Corporation's Board of Directors:

                             (i)   the commission by Employee of any act of
intentional dishonesty that is material to the Corporation;

                             (ii)  the conviction of Employee for an offense
which constitutes a felony under federal, state or local laws;



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                             (iii) the failure of Employee to follow and/or
perform a specific and lawful directive of the Corporation's Board of Directors, which failure continues for a period of 30 days after receipt of written notice by the Employee; and

                             (iv)  the intentional and prolonged failure of
Employee to devote his best efforts to the performance of his duties and responsibilities hereunder.

                        In the event of termination of the Employee for Cause, the Employee shall receive only such compensation and benefits as he earned through the date of such termination.

                   7. Noncompetition. The parties agree that the Corporation's customer contacts and relations are established and maintained at great expense and by virtue of the Employee's employment with the Corporation, the Employee will have unique and extensive exposure to and personal contact with the Corporation's customers, and that he will be able to establish a unique relationship with those individuals and entities that will enable him, both during and after employment, to unfairly compete with the Corporation. The parties further agree that the Corporation's customers and business contacts are a small percentage of the total number of organizations, associations and individuals who are customers or potential customers for companies offering the same or similar services and products offered by the Corporation. Further, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of the Corporation's business, trade secrets and confidential information and to prevent great damage or loss to the Corporation as a result of action taken by the Employee. The Employee acknowledges that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate the Employee for agreeing to such restrictions.

                        (a) During Term of Employment. The Employee hereby covenants and agrees that, during his employment with the Corporation, he shall not, directly or indirectly, either individually or as an employee, officer, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor or consultant or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with the Corporation or any successor or assign of the Corporation. The ownership of less than a 2% interest in a corporation whose shares are traded in a recognized stock exchange or traded in


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the over-the-counter market, even though that corporation may be a competitor of the Corporation, shall not be deemed financial participation in a competitor.

                        (b) Upon Termination of Employment. Employee agrees that during a period after termination of his employment with the Corporation equal to one year, he will not, directly or indirectly, either individually or as an employee, officer, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity:

                             (i)   Canvass, solicit or accept from any person or
entity who is an "Active Customer" of the Corporation any business in competition with the business of the Corporation or the successors or assigns of the Corporation. "Active Customer" shall mean any account which received within the twelve months prior to the Employee's termination of employment, any products or services supplied by or on behalf of the Corporation and any prospective account which was under active solicitation by the Corporation during the final twelve months of Employee's employment with the Corporation.

                             (ii)  Request or advise any of the Active
Customers, suppliers or other business contacts of the Corporation who currently have or have had business relationships with the Corporation within twelve months preceding the date of the Employee's termination of employment, to curtail or cancel any of their business or relations with the Corporation.

                             (iii) Induce or attempt to induce any employee,
officer, director, sales representative, consultant or other personnel of the Corporation to terminate his relationship or breach his agreements with the Corporation.

                             (iv)  Participate in, become associated with,
provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise within the "Restricted Territory" which is competitive with the business of the Corporation or any successor or assign of the Corporation; provided, however, that the ownership of less than 2% of the stock of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Corporation, shall not be deemed financial participation in a competitor. For purposes of this Agreement, the "Restricted Territory" shall mean the Continental United States.

                   8. Confidential Information. The parties agree that the Corporation's Customers, business connections, customer lists, procedures,




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operations, techniques, trade secrets, proprietary information and other aspects of its business (the "Confidential Information") are established at great expense and protected as Confidential Information and provide the Corporation with a substantial competitive advantage in conducting its business. The parties further agree that by virtue of the Employee's employment with the Corporation, he will have access to, and be entrusted with, secret, confidential and proprietary information, and that the Corporation would suffer great loss and injury if the Employee would disclose this information or use it to compete with the Corporation. Notwithstanding the above, Confidential Information does not include: (i) information that is publicly available, or (ii) information developed by the Employee without using Confidential Information. Therefore, the Employee agrees that during the term of his employment, and (a) until such time as the Confidential Information becomes generally available to the public through no fault of the Employee, (b) until such time as the Confidential Information no longer provides benefit to the Corporation or (c) for a period of one year after the expiration of the Employment Period, whichever occurs sooner, the Employee will not, directly or indirectly, either individually or as an employee, officer, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity, intentionally use or disclose, or cause to be used or disclosed, any Confidential Information acquired by the Employee during his employment with the Corporation whether owned by the Corporation prior to or discovered and developed by the Corporation subsequent to the Employee's employment, and regardless of the fact that the Employee may have participated in the discovery and the development of that information.

                   9. Relationship with Suppliers. The parties agree that the profitability and goodwill of the Corporation depends on continued, amicable relations with its suppliers and the Employee agrees, during his employment with the Corporation and for one year thereafter, he will not cause, request or advise any suppliers of the Corporation to curtail or cancel their business with the Corporation.

                   10. Common Law of Torts and Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Corporation with broader protection than that provided herein.

                   11. Inventions and Improvements. The Employee agrees that every improvement, invention, process, technique, apparatus, method, manufacturing system, computer program, design or other creation that the Employee may invent, discover, conceive or originate by himself or in conjunction with any other person that relates in any respect to the business of the Corporation



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now or hereafter carried on by it shall be the exclusive property of the
Corporation. The Employee understands and agrees that in partial consideration of his employment for the compensation herein stated, all such developments, inventions, improvements, products, processes, apparatuses, methods, designs and other creations shall be the exclusive property of the Corporation. If the Employee shall fail to make or refuse to make an assignment to the Corporation of any development, invention, improvement, process, apparatus, technique, method, computer program, design or other creation heretofore referred to, the Corporation shall have the authority, and this Agreement shall operate to give the Corporation authority to execute, seal and deliver, as the act of the Employee, any license, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper to convey to the Corporation the entire right, title and interest in and to said invention or development heretofore referred to. The Employee hereby agrees to hold the Corporation and its assigns harmless by reason of the Corporation's acts pursuant to this paragraph. Notwithstanding the foregoing, this section 11 shall not restrict the Employee from using information clearly in the public domain and his own general knowledge, skills and experience to whatever extent and in whatever way he wishes. The Employee further agrees that, during the term of this Agreement and at any time thereafter whenever reasonably necessary for the protection of the Corporation, he shall cooperate with and be compensated by the Corporation and its counsel in the prosecution and/or defense of any litigation at the cost of the Corporation which may arise in connection with the inventions or other creations referred to above, without any liability or cost to the Employee.

                   12. Specific Performance. The parties acknowledge and agree that breach of this Agreement by the Employee would cause irreparable damage to the Corporation and that monetary damages alone would not provide the Corporation with an adequate remedy for breach of this Agreement. Therefore, if any controversy arises concerning the rights or obligations of the Employee under this Agreement, such rights or obligations shall be specifically enforced by an injunction order issued by a court of competent jurisdiction. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

                   13. Sale, Consolidation or Merger. In the event of a consolidation or merger of the Corporation with or into another corporation or entity, or the sale of substantially all of the operating assets of the Corporation to another corporation, entity or individual, the successor-in-interest shall be deemed to have assumed all liabilities of the Corporation under this Agreement.


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                   14.  Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                   15. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. Furthermore, the parties specifically acknowledge the covenants and agreements contained in sections 7 and 8 hereof.

                   16. Amendment. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

                   17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

                   18. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and the Employee, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of the Employee may not be delegated or assigned except as specifically set forth in this Agreement.

                                   MURDOCK COMMUNICATIONS CORPORATION

                                   BY     /s/ Thomas E. Chaplin
                                     -------------------------------------------
                                              Thomas E. Chaplin,
                                            Chief Executive Officer

                                          /s/ Paul Tunink
                                   ---------------------------------------------
                                              Paul Tunink



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